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                                                                   EXHIBIT 3.3


                                     BYLAWS

                                       OF

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV

                 (hereinafter referred to as the "Corporation")



                                   ARTICLE I.

                                    OFFICES

         Section 1. LOCATION. The principal office of the Corporation in the State of Michigan shall be located in the City of Ann Arbor, County of Washtenaw.

         Section 2. CHANGE. The Board of Directors (hereinafter referred to as the "Board") may change the principal office of the Corporation from time to time and may establish other offices, either within or without the State of Michigan, as the business of the Corporation may require.


                                  ARTICLE II.

                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

         Section 1. ANNUAL MEETING. The annual shareholders' meeting shall be held at such time on such day as the Board shall annually determine, for the purposes of electing directors, hearing reports of the affairs of the Corporation and transacting any other business within the power of the shareholders. If the election of directors shall not be held on the day designated herein for an annual meeting, or at any adjournment thereof, the Board may cause the election to be held at a special shareholders' meeting as soon thereafter as one may be conveniently called and noticed for that purpose.

         Section 2. SPECIAL MEETINGS. Special shareholders' meetings shall be noticed by the Secretary whenever called by the President, Board or requested by the shareholders holding not less than one-fifth (1/5) of any class of the shares of capital stock of the Corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called, and the business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof.

         Section 3. PLACE OF MEETING. The Board may specifically designate any place either within or without the State of Michigan as the place of meeting for any annual or special shareholders' meeting. If no such designation is made or if a special meeting is called other than
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at the request of the Board, the place of meeting shall be the registered office of the Corporation in the State of Michigan.

         Section 4. WRITTEN NOTICE. Notice of any annual shareholders' meeting shall specify in writing the place, day and hour thereof and shall be given by the Secretary to each such shareholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before each such meeting. Such written notice shall constitute due, legal, and personal notice to each such shareholder if it is given by:

                 (a)      delivering it to such shareholder personally; or

                 (b) sending it to him by mail, telegraph, or other means of written communication, charges prepaid, addressed to him at:

                          (i) his address as it appears on the stock transfer books of the Corporation; or

                          (ii) such other address as he may have requested in writing that the Corporation use for the purpose of giving such notice; or

                          (iii) at the registered office of the Corporation and by publishing it at least once in some newspaper of general circulation in the county in which that office is located if his address does not appear on the stock transfer books of the Corporation and he has not requested in writing that the Corporation use any address for such notice.

If mailed, such notice shall be deemed given when deposited in the United States Mail postage prepaid and addressed to the shareholder at any such address. Except in extraordinary circumstances where express provision is made allowable by statute, notice of any special shareholders' meeting shall be given in the same manner as for annual shareholders' meetings.

         Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes (i) a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 5. ADJOURNED MEETINGS AND NOTICE THEREOF. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat; in the absence of a quorum no other business may be transacted at such meeting.





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         A meeting may be adjourned to another time or place without giving notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. Provided, however, that after the adjournment the Board may fix a new record date for the adjourned meeting and a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

         Section 6. VOTING. Unless a record date for voting purposes is fixed as provided in Section 1 of Article V of these Bylaws, only those persons in whose names shares entitled to vote stand and are registered on the stock transfer books of the Corporation on the day three (3) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be by voice or by ballot; however, all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

         Each shareholder of the Corporation shall, at every shareholders' meeting, be entitled to one (1) vote in person or by proxy for each share of each class of capital stock of the Corporation outstanding and entitled to vote and registered in his name on the record date or the date set forth herein. Except as otherwise provided in the Corporation's Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         Except as otherwise provided by law, the Corporation's Articles of Incorporation, or these Bylaws, every act or decision done or made by vote of the shareholders entitled to exercise a majority of the voting power present in person or by proxy at any shareholders' meeting shall be regarded as an act or decision done or made with the approval of the shareholders.

         Section 7. QUORUM. Unless otherwise provided in this Corporation's Articles of Incorporation, the presence in person or by proxy of persons entitled to vote a majority of the voting shares of the capital stock of the Corporation that are outstanding and entitled to vote shall constitute a quorum for the transaction of business at any meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. CONSENT OF ABSENTEES. The transactions of any annual or special shareholders' meeting, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders who was entitled to vote but was not present in person or by proxy, signs a written waiver of notice and written consent to the holding of such meeting or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.





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         Section 9.       ACTION WITHOUT MEETING.

                 (a) If the Articles of Incorporation so provide, any action required or permitted under any provision of the Michigan Business Corporation Act, to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. If less than unanimous written consent of the shareholders shall be given for any action to be taken, the written consent shall bear the date of signature of each shareholder who signs the consent and shall be delivered to the Corporation within sixty (60) days after the record date set forth in
         Section 6 of this Article II hereof. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                 (b) If the Articles of Incorporation do not provide as described in subsection (a) hereof, any action which under any provision of the Michigan Business Corporation Act is required or may be taken at a shareholders' meeting may be taken without such a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at such a meeting and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote of shareholders.

         Section 10. PROXIES. Every person entitled to vote or execute consents or dissents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed at or before the meeting at which they are intended to be used with the Secretary of the Corporation. Proxies shall be valid for the length of time which the person executing it specifies, which in no case shall exceed three (3) years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked and to be in full force and effect and, in the absence of any limitation to the contrary contained in the proxy, it shall extend to all shareholders' meetings, unless and until an instrument revoking said proxy or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A proxy shall be deemed sufficient if it appears on its face to confer the requisite authority and is signed by the owner of the stock to be voted; no witnesses to the execution of any proxy shall be required. Notwithstanding that a valid proxy may be outstanding, except in the case of an irrevocable proxy coupled with an interest which shall state that it is irrevocable on its face, the powers of the proxy holder or holders shall be suspended if the person or persons executing such proxy shall be present at the meeting and elect to vote in person.





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         Section 11.      ORDER OF BUSINESS AT ANNUAL MEETING.  The Order of
business at the annual shareholders' meeting or at any adjourned annual shareholders' meeting shall be as follows:

                 (a) Counting of shares and proxies present to determine if a quorum exists;

                 (b)      Reading of Notice and Proof of Mailing;

                 (c)      Reading of Minutes of Previous Meeting or Meetings;

                 (d)      Report of President;

                 (e)      Report of Secretary;

                 (f)      Report of Treasurer;

                 (g)      Report of Board;

                 (h)      Election of Directors;

                 (i) Transaction of such other business as may properly come before the meeting; and

                 (j)      Adjournment.

However, in the absence of any shareholder's objection, the presiding officer at any such meeting may vary the order in his discretion.

         Section 12. REMOVAL OF DIRECTORS. The shareholders may remove any member of the Board at any special meeting called for that purpose or by consent in the manner set forth in the Michigan Business Corporation Act, and the shareholders may elect a Director to fill the vacancy thus created at that meeting, at any other meeting called for the purpose of filling that vacancy, or by consent.

         Section 13. VOTING OF SHARES BY CERTAIN HOLDERS. Any other Corporation that owns shares of stock of this Corporation outstanding and entitled to vote may vote the same by the President of the shareholder corporation or proxy appointed by him, unless some other person is appointed to vote such shares by resolution of the Board of the shareholder corporation.

         Shares held by an administrator, executor, guardian, conservator, receiver, trustee, or other fiduciary may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided the Corporation is furnished satisfactory proof of the authority of such person to vote those shares.





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         A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer the pledgor has expressly empowered the pledgee to vote such shares and had the same indicated on the books of the Corporation, in which case only the pledgee or his proxy may represent and vote such shares.

         Shares of this Corporation's own stock held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting or for any purpose and shall not be counted in determining the total number of shares present for quorum purposes.

         Section 14. INSPECTORS OF ELECTION. Whenever any person entitled to vote at any shareholders' meeting shall request the appointment of persons to inspect any election, the Board, prior to the meeting, or the person presiding at such meeting shall appoint not more than three (3) inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes for any election or for the decision of any questions and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

         Section 15. SHAREHOLDER MEETING BY CONFERENCE TELEPHONE OR SIMILAR EQUIPMENT. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.


                                  ARTICLE III.

                DIRECTORS AND MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. POWERS. All of the powers of this Corporation not expressly reserved to or conferred upon the shareholders by statute, the Articles of Incorporation, or these Bylaws shall be vested in the Board of Directors of this Corporation which shall control and manage its business and affairs.

         Section 2. NUMBER OF DIRECTORS. The authorized number of directors of the Corporation shall be two (2) until changed by a duly adopted amendment of these Bylaws.

         Section 3.       ELECTION, TERM OF OFFICE AND QUALIFICATION OF
DIRECTORS.

                 (a) Directors need not be shareholders of this Corporation. Except as provided in Subsection (b) below, the directors, other than those serving on the first Board, shall be elected at each annual shareholders' meeting or otherwise as provided in Article II, Section 1, above. Each director shall hold office until he resigns, dies, is removed from office, or his successor is duly elected and qualified, whichever occurs first.





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                 (b)      The Articles of Incorporation or a bylaw adopted by
         the shareholders may provide that in lieu of annual election of all directors the directors be divided into two or three classes, each to be as nearly equal in number as possible. The term of office of directors in the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class, if any, shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the second succeeding annual meeting if there are two classes, or until the third succeeding annual meeting if there are three classes.

         Section 4. VACANCIES. A vacancy in the Board shall be deemed to exist if any of the following events occurs:

                 (a)      Any director dies;

                 (b) The authorized number of directors is greater than the number of directors on the Board; or

                 (c) At any shareholders' meeting at which one or more directors are to be elected, the shareholders then fail to elect the full authorized number of directors.

Vacancies in the Board may be temporarily filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director making such appointment, and each director so appointed shall hold office until his successor is elected at an annual or special shareholders' meeting and is qualified.

         The shareholders may elect a director at any time to fill any vacancy temporarily filled or not filled by the one or more remaining directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect immediately a successor to take office when such resignation is intended to become effective.

         Section 5. PLACE OF MEETING. Regular Board meetings shall be held at any place within or without the State of Michigan which has been designated from time to time by resolution of a majority of the Board or by written consent of a majority of the members of the Board given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Any special Board meeting may be held at any place designated with the written consent of a majority of the directors; otherwise special Board meetings shall be held at the registered office of the Corporation in the State of Michigan.

         Section 6. ORGANIZATION MEETING. Immediately following each annual shareholders' meeting and each adjourned annual and special shareholders' meeting held for the purpose of





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electing a new Board, the newly elected Board may hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of each such meeting need not be given and is hereby dispensed with.

         Section 7. OTHER REGULAR MEETINGS. Board meetings may be regularly scheduled for dates, times and places as determined by the Board, and in such case notice of such meetings need not be given and is hereby dispensed with.

         Section 8. SPECIAL MEETINGS AND NOTICE THEREOF. Special Board meetings for any purpose or purposes, may be called at any time by any director or by the President or, if he is absent or unable to act, by any Vice President. The business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof.

         Written notice of the place, day, and hour of special Board meetings shall be given to each director and constitute due, legal, and personal notice to him if that notice is delivered personally to him or sent to him by mail, telegraph, or other means of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or stock transfer books of the Corporation or, if such address is not so shown on such records or is not readily ascertainable, at the place in which the regular directors' meetings are held. If delivered personally, such notice shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. If mailed or telegraphed, such notice shall be deposited in the United States Mail or delivered to the telegraph company in the place which the principal office of the Corporation in the State of Michigan is located at least forty-eight (48) hours prior to the time of holding the meeting; if mailed, such notice shall be deemed given when deposited in the United States Mail postage prepaid and addressed as set forth above.

         Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned Board meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned provided that the meeting is not adjourned for more than thirty (30) days.

         Section 10. WAIVER OF NOTICE. The attendance of a director at any Board meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened.

         The transactions of whatever kind or nature held at any Board meeting, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of the meeting and a written consent to holding such meeting, or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.





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         In addition, any action required or permitted to be taken by the Board under the Michigan Business Corporation Act may be taken without a meeting, if all members of the Board shall individually and collectively consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a duly called, noticed, and held Board meeting. Any certificate or other document filed under any provision of the Michigan Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting and that these Bylaws authorized the directors so to act, and such statement shall be prima facie evidence of such authority.

         Section 11. QUORUM. Except to adjourn the meeting as hereinafter provided, a majority of the Board without regard to the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board unless a greater number be required by law, the Articles of Incorporation, or these Bylaws.

         Section 12. ADJOURNMENT. A quorum may adjourn any Board meeting to meet again at a stated place, date, and hour; however, in the absence of a quorum, a majority of the directors present at any regular or special Board meeting may adjourn from time to time until the time fixed for the next regular Board meeting.

         Section 13. FEES AND COMPENSATION. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each Board meeting and a fixed sum for attendance at each Board meeting or a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving a separate compensation therefor.

         Section 14. PRESUMPTION OF ASSENT. A director who is present at any Board meeting at which action on any corporate matter is taken shall be presumed to have assented to any action taken by the Board at that meeting unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from a meeting of the board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have assented to the action unless he files his dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

         Section 15. EXECUTIVE COMMITTEES. The Board, by resolution passed by a majority of the whole Board, may provide for an Executive Committee by appointing two (2) or more members thereto, each of whom shall be a director and who shall serve during the pleasure of the Board. Unless one of the members shall have been designated as Chairman of the Board,





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the Executive Committee shall elect a Chairman from its own members.  Except as provided herein or otherwise by resolution of the Board, the Executive
Committee during the intervals between Board meetings shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation. The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All actions taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision and alteration by the Board, except that no rights of third persons created in reliance thereon shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board.

         Subject to provisions of these Bylaws, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, by resolution of the Board, or at the call of the President or Secretary of the Corporation or of any two (2) members of the committee. Unless otherwise provided by such rules, the provisions of the Bylaws relating to the notice required to be given to directors shall apply to all meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

         Section 16. OTHER COMMITTEES. The Board may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties not inconsistent with law, as may be assigned to it by the Board. If provision be made for any such committee, the members thereof shall be appointed by the Board, shall consist of one or more members of the Board and shall serve during the pleasure of the Board. Vacancies in such committees shall be filled by the Board.


                                  ARTICLE IV.

                                    OFFICERS

         Section 1. OFFICERS. The officers of the Corporation shall be a President, and a Secretary. The Corporation may also have in the discretion of the Board, a Chairman of the Board, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two or more offices. In no case shall any officer execute, acknowledge or verify any instrument in more than one capacity.

         Section 2. ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article IV, shall be chosen by the Board, and each shall hold his office until he resigns, dies, is removed or otherwise disqualified to serve, or until his successor is elected and qualified, whichever occurs first.

         Section 3. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as the business of the Corporation may require, each of whom shall hold





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office for such period, have such authority, and perform such duties as may be provided in these Bylaws or as the Board may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION. Any officer or agent may be removed by a majority of the whole Board at the time in office at any regular or special Board meeting.

         Any officer may resign at any time by giving written notice to the Board, the President, or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or prescribed by these Bylaws.

         Section 7. PRESIDENT. Subject to such powers and duties, if any, as may be given to the Chairman of the Board by the Board or prescribed by these Bylaws, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all shareholders' meetings and, in the absence of the Chairman of the Board or if there be no such Chairman, at all Board meetings. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any; shall have the general powers and duties of management usually vested in the office of President of a corporation; shall see that all orders and resolutions of the Board are carried into effect; and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

         Section 8. VICE PRESIDENTS. In the event of the President's absence or disability, the Vice Presidents, if more than one, in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board shall perform all the duties of and shall be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and authority and shall perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

         Section 9. SECRETARY. The Secretary shall attend all shareholders' meetings and all Board meetings and shall keep or cause to be kept, in his custody at the principal or registered office of the Corporation in the State of Michigan or such other place as the Board may order, a book recording the minutes of all Board and shareholders' meetings setting forth: the place, date, and hour of holding; whether regular or special, and, if special, how authorized; the notice





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thereof given; the names of those present at Board meetings; the number of shares present or represented at shareholders' meetings; and the proceedings thereof.

         The Secretary shall keep or cause to be kept at the registered office of the Corporation in the State of Michigan or at the office of the Corporation's transfer agent, a share register or a duplicate share register or a list showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same or cause the same to be affixed to any instrument requiring it; when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer or the Assistant Secretary. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board.

         The Secretary shall give or cause to be given notice of all Board and shareholders' meetings required by these Bylaws or by law.

         Section 10. ASSISTANT SECRETARIES. In the event of the Secretary's absence or disability, any Assistant Secretary shall act as Secretary in all respects. The Assistant Secretaries shall exercise such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the President, the Secretary, or these Bylaws.

         Section 11. TREASURER. The Treasurer shall, subject to the direction of the Board, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.

         The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board; shall disburse the funds of the Corporation as may be ordered by the Board; shall render to the President and the Board, whenever either requests it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and shall have such other powers and authority incident to the office of Treasurer and shall perform such other duties as may be prescribed by the Board or these Bylaws.

         Section 12. ASSISTANT TREASURERS. In the event of the Treasurer's absence or disability, the Assistant Treasurer shall act as Treasurer in all respects. The Assistant Treasurer shall exercise such other powers and perform such other duties as from time to time may be prescribed for him by the Board, the President, the Treasurer, or these Bylaws.

         Section 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board.

                                   ARTICLE V.

                                 MISCELLANEOUS

         Section 1. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and which shall be not more than 60 nor less than 10 days preceding the date of the meeting.

         For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board may fix a record date, which shall not be more than 60 days before effectuation of the action proposed to be taken.

         For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution or allotment of a right, or for the purpose of any other action, the Board may fix a record date which shall not precede the date on which the resolution fixing the record date is adopted by the Board and which shall not be more than 60 days preceding the date of the payment of the share dividend or distribution or allotment of a right or other action.

         Section 2. ANNUAL REPORT. The Corporation shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within four (4) months after the end of the fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds.

         Section 3. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, director, or shareholder of the Corporation other than in the ordinary and usual course of the business of the Corporation shall be made or permitted unless each such transaction shall be approved by a vote of the majority of the members of the whole Board after excluding from any deliberations about such transaction any director involved in it. A full and detailed statement of all such transactions and any payments shall be submitted at the next annual shareholders' meeting, and the aggregate amount of such transaction less any repayments shall be stated in the next annual report to shareholders.

         Section 4. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or by a proxy appointed by him; or, in the absence of the President and his proxy, the Treasurer or by a proxy appointed by him; or, in the absence of both the President and the Treasurer and their proxies, the Secretary or by a proxy appointed by him are authorized in that order to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of other Corporations standing in the name of this Corporation. The Board, however, may by resolution appoint some other person to vote such shares.

         Section 5.       INDEMNIFICATION.

                 (a) The Corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                 (b) The Corporation shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                 (c)      Indemnification against expenses:

                 (1) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above in Subsections (a) or (b), or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Subsection.

                 (2) An indemnification under Subsections (a) and (b) above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections (a) and (b) above. This determination shall be made in any of the following ways:

                    (i) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding.

                    (ii) If the quorum described in subdivision (i) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors.

                    (iii) By independent legal counsel in a written
                 opinion.

                    (iv)  By the shareholders.

                 (3) If a person is entitled to indemnification under Subsection (a) or (b) for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                 (d) Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Subsections (a) or (b) above may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                 (e)      Nonexclusivity:

                 (1) The indemnification or advancement of expenses provided under Subsections (a) to (d) is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                 (2) The indemnification provided for in Subsections (a) to (e) continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

                 (f) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Subsections (a) to (e).

                 (g) For purposes of Subsections (a) to (f) above, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Subsection with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

                 (h) For the purposes of Subsections (a) to (f) above, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Subsections (a) and (b) above.

         Section 6. PERSONAL LIABILITY OF DIRECTORS. If the Articles of Incorporation of the Corporation so provide, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of the directors fiduciary duty to the extent that the breach does not involve or constitute:

                 (a) A breach of the director's duty of loyalty to the Corporation or its shareholders.

                 (b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

                 (c) A violation of Section 551(1) of the Michigan Business Corporation Act.

                 (d) A transaction from which the director derived an improper personal benefit.

                 (e) Any other act or omission as to which the Michigan Business Corporation Act does not permit a director's liability to be so limited.


                                  ARTICLE VI.

                            EXECUTION OF INSTRUMENTS

         Section 1. BANK ACCOUNTS. Each bank account of the Corporation shall be established and continued only by order of the Board.

         Section 2. CHECKS, ETC. All checks, drafts, and orders for the payment of money shall be signed in the name of the Corporation in such manner and by such officers or agents as the Board shall from time to time designate for that purpose. No check or other instrument for the payment of money to the Corporation shall be endorsed otherwise than for deposit to the credit of the Corporation. All checks of the Corporation shall be drawn to the order of the payee.

         Section 3. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the President or any Vice President and the Secretary or Treasurer may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto. The Board shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of the Corporation in more than one capacity.

         Notwithstanding anything contained herein to the contrary, no officer, agent or employee of this Corporation shall have the authority to disburse monies or other property to other persons, to obligate the Corporation to do or perform any act, to make any payments of money or property, or to execute any of the instruments described herein on behalf of this Corporation other than in the ordinary course of business unless he shall have previously obtained the approval of the Board and unless such approval or ratification shall appear in the minutes of this Corporation.

                                  ARTICLE VII.

                              RIGHT OF INSPECTION

         Section 1. INSPECTION OF BY-LAWS. The Corporation shall keep in its registered or principal office the original or a copy of these Bylaws and the Articles of Incorporation as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by all shareholders during regular business hours.

         Section 2. INSPECTION OF RECORDS. A person who is a shareholder of record of the Corporation, upon at least ten (10) days' written demand may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and record of shareholders' and make extracts therefrom, at the places where the said records are kept.


                                 ARTICLE VIII.

                                   DIVIDENDS

         Section 1. DIVIDENDS OF CASH OR OTHER PROPERTY. The Board may, from time to time, declare dividends on its outstanding shares to be paid in cash or other property, other than the Corporation's shares, subject to the following:

                 (a) Such dividends may not be declared if, after giving effect to the dividend, the Corporation would not be able to pay its debts as they become due in the usual course of business, or the Corporation's total assets would be less than the sum of the total liabilities.

         Section 2. DIVIDENDS OF STOCK. The Board may, from time to time, declare dividends on its outstanding shares to be paid in the Corporation's stock, subject to the following:

                 (a) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless a majority of the votes entitled to be cast by the class or series to be issued approve the issue, or there are no outstanding shares of the class or series to be issued.


                                  ARTICLE IX.

                                 CAPITAL STOCK

         Section 1. ISSUANCE OF SHARES. The shares of capital stock of the Corporation shall be issued by the Board in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation and these Bylaws.

         Section 2. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates and every shareholder of this Corporation shall be entitled to have a certificate. The certificate shall be signed by the Chairman of the Board, President or a Vice President and may also be signed by another officer of the Corporation; shall certify the number and class of shares represented by such certificate; shall state, if such shares are not fully paid, the amount paid; and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were the officer at the date of its issue.

         Certificates of stock shall in all other respects be in such form as shall be determined by the Board and shall be consecutively numbered or otherwise identified.

         If the Corporation is authorized to issue shares of more than one class, every certificate of stock shall set forth on its face or back, or state on its face or back that the Corporation will furnish to a shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences, and limitations of other series.

         Section 3. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish satisfactory evidence of his authority, file it with the Secretary of the Corporation, and surrender for cancellation the certificate for such shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in Section 6 of this Article IX of these Bylaws. The Secretary of the Corporation shall record each such transfer on the stock transfer books and shall record the fact that a transfer is made for collateral security and not absolutely when such is stated in the instrument of transfer.

         Section 4. RECORD OWNER. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for the following purposes: recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise; for votes, approvals, and consents by shareholders; for notices to shareholders; and for all other purposes whatever. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly required by law or these Bylaws.

         Section 5. LIEN BY CORPORATION. The Corporation shall have a lien upon the capital stock of the Corporation for debts due to the Corporation from the owners thereof pursuant to such owner's subscription agreement for such capital stock.

         Section 6. LOST, MUTILATED, OR DESTROYED STOCK CERTIFICATES. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board may require as a condition precedent to the issuance of a new certificate any or all of the following:

                 (a) Additional evidence of the loss, destruction or mutilation claimed;

                 (b) Advertisement of the loss in such manner as the Board may direct or approve;

                 (c) A bond or agreement of indemnity in such form and amount, with or without such sureties as the Board may approve; or

                 (d)      The order or approval of a court.

The Corporation may recognize the person in whose name the new certificate, or any certificate thereafter issued as owner of the shares described therein for all purposes until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the Corporation and the holder of any new certificate, or any certificate issued in exchange or substitution therefor, from so acting.

         Section 7. TRANSFER AGENT AND REGISTRAR. The Board may appoint a transfer agent and/or a registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

         Section 8. REGULATIONS. The Board shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this Corporation.

         Section 9. CANCELED CERTIFICATES. All certificates for shares exchanged or surrendered to the Corporation for transfer or cancellation shall be marked with the date of cancellation by the Secretary and shall be immediately fastened to the stubs in the certificate books from which they were detached when issued.

         Section 10. PAYMENT. Where stock is issued in exchange for a promissory note, draft, obligation or promise of future services of the purchaser, certificates therefor shall be delivered to the purchaser and the stock shall be deemed to be fully paid and non-assessable, unless the Board, upon authorization of the issuance of such stock, declares that such stock will not be deemed to be fully paid and non-assessable until such time as the promissory note or draft is paid, or obligation or promise performed.


                                   ARTICLE X.

                                  FISCAL YEAR

         The Board of Directors shall determine the fiscal year of the Corporation.


                                  ARTICLE XI.

                                      SEAL

         The Corporation may have a seal which shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words "Corporate Seal." The seal may be used by causing it or a facsimile to be imprinted, affixed, reproduced, or otherwise.


                                  ARTICLE XII.

                     POLICY AS TO COMPENSATION OF EMPLOYEES

         Section 1. COMPENSATION POLICY. It is the policy of this Corporation to fairly and adequately compensate its employees, to reimburse its employees only for expenses reasonably incurred for and on behalf of this Corporation to further this Corporation's business, to pay its employees reasonable rental for any property this Corporation may lease from its employees and to pay only a fair and proper rate of interest on any loans made by an employee to this Corporation. However, in recognition of the fact that the Internal Revenue Code and the regulations issued thereunder provide that the Internal Revenue Service has the power to determine that some portion of compensation paid to an employee or some portion of interest or rental payments made to an employee or some portion of expense reimbursement paid to an employee is not deductible by the Corporation as a business expense under the Internal Revenue Code, notwithstanding the fact that such compensation, interest payment, rental payment and/or expense reimbursement is based upon a good faith determination by the directors and the officers of the Corporation as to the worth of an employee and/or the propriety of such interest payment, rental payment and/or expense reimbursement, it is hereby declared that any payment made to an employee of this Corporation such as salary, commission, bonus, interest, rent or reimbursement of expenses incurred by him which is disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall be reimbursed by such employee to this Corporation to the full extent of such disallowance. Each employee shall agree to such reimbursement as a condition of his employment.
In lieu of payment by the employee, the Board may, in its discretion, withhold an appropriate amount from the employee's future compensation payments until the amount owed to this Corporation has been recovered.


                                 ARTICLE XIII.

                                   AMENDMENTS

         These Bylaws may be added to, altered, amended, or repealed:

                 (1) By the vote of not less than a majority of the members of the Board then in office at any regular or special meeting, if written notice of the proposed addition, alteration, amendment, or repeal shall have been given to each director at least five (5) days before the meeting, or waived in writing; or

                 (2) By the shareholders at any annual or special meeting if notice of the proposed addition, alteration, amendment, or repeal shall have been included in the notice of such special meeting or waived in writing.